EXHIBIT 99.1

DS HEALTHCARE ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE WR GROUP

Combined business expected to have approximately $65 million in annual revenues and $10 million in EBITDA from over 20 countries, 900 unique and diversified products, and a broad range of personal care categories. Resulting synergies provide a platform for rapid growth.

Pompano Beach, Fla., August 17, 2015 (GLOBE NEWSWIRE) -- DS Healthcare Group, Inc. (NASDAQ:DSKX) (“DS Healthcare” or the "Company") announced here today that it has entered into definitive acquisition agreements to acquire 100% of the capital stock of privately held WR Group, Inc., and its affiliate (the "WR Group").  The Company intends to fund the acquisition primarily with non-dilutive senior debt.

WR Group owns an extensive portfolio of personal care brands and operates one of the world’s largest and fastest growing international e-commerce personal care and wellness websites with over 2 million active customers. DS Healthcare has been a supplier to and has had an ongoing collaboration with WR Group for 7 years. The consolidated new Company forms many strategic synergies and rapid growth opportunities. WR Group brands and websites offer a diversified portfolio of business in multiple countries, currencies, and languages:

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Biovea (www.biovea.com) - Supplements & Vitamins

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Baby Labs (www.babylabs.com) - Baby Care & Wellness

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Oralgen (www.oralgen.com) - Advanced Teeth Whitening

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Zoeez (www.zoeez.com) - Pet Care & Wellness

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Acnegen (www.acnegen.com) - Acne Care Systems

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Enraged (www.enraged.com) - Bodybuilding Nutrition

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Newton-Everett (www.newton-everett.com) - Health & Wellness

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Adrian London (www.adrianlondon.com) - Luxury Cosmetics

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Biomedx Research (www.biomedx-research.com) - Weight Loss Products

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Anagen Research (www.anagenresearch.com) - Psoriasis & Hair Care

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KeratinMD (www.keratinmd.com) – Hair Building Fibers

Key Transaction Highlights

The Company believes that:

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Combined Company is both a personal care products powerhouse and a large online distribution portal.

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In fiscal 2014, WR Group generated unaudited revenues of approximately $50 million and adjusted earnings before interest expense, income taxes, depreciation and amortization (EBITDA) of approximately $10 million.

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The transaction will result in the Company and its WR Group subsidiaries becoming one of the world's largest publicly traded online personal care distribution companies with more than 2 million customers and in excess of 4 million orders since 2001.

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WR Group possesses numerous consumer, baby, pet and personal and healthcare brands with e-commerce presence in over 20 countries.

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Business is both highly profitable and scalable with a unique online marketing channel with focus on foreign markets. WR Group pioneered a customer service and local shopping experience in over 7 languages that capitalizes on lower cost online marketing compared to similar marketing strategies in the United States.

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15 brands and over 900 products will be added to DS Healthcare’s product assortment enabling immediate retail channel opportunities.

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Manuel Gonzalez, a former Global Vice President of Sales for Procter & Gamble will lead the Company’s retail expansion efforts with a vast assortment of innovative personal products.

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Geoff Shively, the Company’s new Chief Marketing Officer, will lead consumer brand awareness. Mr. Shively is a seasoned technologist, marketer, digital producer, and information security veteran having worked with Sony, Boeing, Microsoft, Mozilla, Volcom, and TOMS Shoes. Mr. Shively specializes in brand evolution and high touch digital growth strategies.

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Company intends to fund the transaction primarily with senior debt to minimize dilution to shareholders.

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Companies already work together, making acquisition seamless and efficient. DS Healthcare and WR Group have outstanding synergies and have had ongoing collaboration over the past 7 years.

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The transaction is expected to result in significant annual cost savings, deliver operational synergies, and lower capital costs for combined future development.

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Company expects more than $2 million in cost savings within the first 12 months and to take advantage of the carry forward tax losses reducing net income tax liabilities in the near future.

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DS Healthcare’s disruptive product development expertise and clinical research is a significant asset to the future product pipeline.

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Each brand and product category in the WR Group portfolio has multi-national retail potential with consumption by millions of people as distribution reaches maturity.

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Combined Company will have an extremely diversified business and create a global supplier to meet consumer needs and a breadth of offering to distribution partners.

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The principal stockholders of the WR Group have entered into five-year employment agreements and will continue to manage operations of the WR Group subsidiary post completion of the transaction.  One of the stockholders will serve as an executive vice-president and member of the board of directors of DS Healthcare.

“This is a transformative acquisition for DS Healthcare shareholders, that we believe will immediately result in the creation of a consumer based online powerhouse and will serve as a scalable global platform for growth and an immense selection of products and brands for mass-retail channels," said Daniel Khesin CEO of DS Healthcare.  “Carey Williams and Stefan Russell, the two founders and owners of WR Group, are true pioneers of the online personal care industry, building a remarkable business and have earned the trust of millions of customers by consistently delivering the industry's best customer service and products. Working with the experienced executive team at WR Group, DS Healthcare will continue that tradition of excellence and seek to accelerate growth into multiple new markets and the opportunities they will present.”

Mr. Khesin added, “We believe the transaction will accelerate our already world leading process of selling products into regulated markets in which we already hold a footprint. Manuel Gonzalez, a former Global Vice President of Sales of Procter & Gamble will lead our retail expansion efforts with an immense portfolio of products encompassing a wide range of personal product categories. We will provide WR Group and its broad range of brands with a direct path to a global presence of salons, pharmacies and other specially retail locations. We further expect considerable synergies in manufacturing and economies of scale cost savings while bringing down existing cost of goods and in new innovative research and development programs.”

Financial Highlights

The consideration for the acquisition of the WR Group is a purchase price of approximately $34 million in cash and $2.5 million in restricted shares of DS Healthcare common stock. In addition to the 6-month SEC rule 144 restrictions, stockholders have additional incentives for holding the shares for at least 3 years. The transaction will also include certain deferred cash and share payments subject to performance based earn-out provisions over a 5 year period.

Consummation of the transaction is subject to a number of conditions, including completion of due diligence, obtaining an audit of the 2013 and 2014 financial statements for WR Group, and DS Healthcare obtaining approximately $35 million of senior debt or other financing on terms mutually acceptable to the parties. The Company intends to issue senior debt to fund the acquisition. For more information concerning the terms of the proposed acquisition, see DS Healthcare’s Form 8-K Interim Report filed with the Securities and Exchange Commission (“SEC”) on August 17, 2015.

The Company has engaged TriPoint Global Equities, LLC and Credo 180 Capital Partners LLC as the exclusive financial advisors for the transaction and CKR Law LLP acted as legal counsel to DS Healthcare Group.

Conference Call

DS Healthcare management will conduct a conference call and webcast to discuss this news release on Thursday, August 20th, 2015, at 8:30 a.m. Eastern Daylight Time. The conference call can be heard by dialing 1-888-836-8795 in the United States and Canada, or 1-815-680-5955 internationally, then referencing the Conference ID "16123406".

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern Daylight Time on August 21st, 2015, either over the Internet at www.dshealthgroup.com or via phone by calling 1-800-585-8367 the United States and Canada, and 1-404-537-3406 internationally, then referencing the encore number "16123406".

About WR Group

Founded in 2001 by Stefan Russell and Carey Williams, the WR Group has become a global e-commerce leader and product innovator with over 2 million customers, with over 900 wholly owned products, retailing over 400 brands and 3500 products on 70 internet storefronts. It owns brands such as Biovea, Adrian London, Baby Labs, Enraged, Newton-Everett, Biomedx Research, Zoeez, Acnegen, Anagen Research, Keratin MD, Eurovital and Oralgen, and sells products in more than 20 currencies, in seven languages.  The company is a leading developer, distributor, and online retailer of advanced health and wellness products with a strong reputation for service, reliability and quality. WR Group is committed to providing its customers with the necessary products for healthy living and strives to bring to market the latest and most innovative products.

About DS Healthcare Group

DS Healthcare Group Inc. is a leader in the development of biotechnology for topical therapies. It markets through online channels, specialty retailers, distributors, pharmacies, and salons. Its research has led to a highly innovative portfolio of personal care products and additional innovations in pharmaceutical projects. For more information on DS Health Group's flagship brand, visit www.dslaboratories.com.

Forward-looking statements

This press release contains statements relating to anticipated financial statements that have not, as yet, been audited or reviewed by the Company’s auditors, as well as statements relating to future results or events, which are forward-looking statements.  Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import may identify forward-looking statements. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the control of either or both of the Company and WR Group.  It is possible that the actual results and financial condition of the Company and/or WR Group may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.  Further, information concerning the Company, WR Group and their businesses, including factors that potentially could materially affect such businesses and financial and other results, are and will be contained in the Company's filings with the Securities and Exchange Commission, available at www.sec.gov.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more Information:

Contact:

Abner Silva

DS Healthcare Group

407.342.4112

Abner@DSHealthgroup.com